                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 ---------------

                                    FORM 8 -A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           NASDAQ-100 TRUST, SERIES 1
-------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

              New York                                     52-2144264
--------------------------------------               -----------------------
 (State of Incorporation or Organization)               (I.R.S. Employer
                                                       Identification no.)
NASDAQ-AMEX INVESTMENT PRODUCT SERVICES, INC.
    c/o THE NASDAQ STOCK MARKET, INC.
    1735 K Street N.W. Washington, DC                     20006
----------------------------------------------    -------------------------
(Address of Principal Executive Offices)               (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class            Name of Each Exchange on Which
           to be so Registered            Each Class is to be Registered
           -----------------------        ------------------------------

Units of undivided beneficial interest in the      American Stock Exchange
Nasdaq-100 Trust, Series 1                         -----------------------
---------------------------------------------


If this form relates to the registration of a      If this form relates to the
class of securities pursuant to Section 12(b)      registration of a class of
of the Exchange Act and is effective               securities pursuant to Section 12(g)
pursuant to General Instructions A.(c),            of the Exchange Act is effective
please check the following box. [X]                pursuant to General Instruction A.(d),
                                                   please check the following box. [  ]

Securities Act registration statement file number to which this form relates: 333-61001
                                                                              ------------
                                                                            (If applicable)


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
-------------------------------------------------------------------------------
                                (Title of Class)

Item 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

For a description of units of beneficial interest in the Nasdaq-100 Trust, Series 1, reference is made to the sections captioned "Prospectus Summary", "The Trust", "The Portfolio", "Administration of the Trust", and "Redemption of Nasdaq-100 Shares" in the Registrant's preliminary prospectus dated January 28, 1999 forming a part of the Registration Statement on Form S-6 (Securities Act File No. 333-61001), as filed with the Securities and Exchange Commission on January 28, 1999 (the "Registration Statement on Form S-6"), which sections are hereby incorporated by reference.

Item 2.           EXHIBITS

                  A. The following exhibit to this registration statement on Form 8-A has been filed with the Commission and the American Stock Exchange:

                  Registration Statement on Form S-6


                  B. Forms of the following exhibits to this registration statement on Form 8-A will be filed with the Commission as part of an amendment to the Registration Statement on Form S-6, and with the American Stock Exchange:

         (1) Standard Terms and Conditions of Trust between Nasdaq-Amex Investment Product Services, Inc., as Sponsor (the "Sponsor"), and The Bank of New York, as Trustee (the "Trustee")

         (2) Trust Indenture and Agreement between the Sponsor and the Trustee

         (3) Form of Participant Agreement to be entered into among the Trustee, ALPS Mutual Funds Services, Inc., as distributor, and various broker-dealers, as participants

SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                             NASDAQ-100 TRUST, SERIES 1,
                                            ----------------------------
                                               (Name of Registrant)

                                        By:  NASDAQ-AMEX INVESTMENT
                                             PRODUCT SERVICES, INC.
                                             -----------------------
                                                 (Sponsor)

Date:  March 1, 1999                    By:   /S/  JOHN L. JACOBS
                                             ----------------------
                                                John L. Jacobs
                                                Executive Vice President


                                       3